Exhibit 99.2

INDUSTRIAL INCOME TRUST INC.

PRO FORMA FINANCIAL INFORMATION

(Unaudited)

The following pro forma financial statements have been prepared to provide pro forma information with regard to real estate acquisitions and financing transactions, as applicable. The unaudited pro forma financial statements should be read in conjunction with Industrial Income Trust Inc.’s (the “Company”, “we”, or “our”) historical Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission (the “SEC”) on February 25, 2011, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed with the SEC on August 11, 2011.

The accompanying unaudited pro forma condensed consolidated balance sheet presents our historical financial information as of June 30, 2011, as adjusted for (i) the purchase of two of the industrial buildings in the Chicago Industrial Portfolio, as described below and (ii) the Subsequent Financing Transactions as defined below; as if these transactions had occurred on June 30, 2011.

The accompanying unaudited pro forma condensed consolidated statements of operations for year ended December 31, 2010, and for the six months ended June 30, 2011, combine our historical operations with the purchase of each of the real property and financing transactions described below, as if those transactions had occurred on January 1, 2010, with the exception of the acquisition of the Renton Distribution Center and the related mortgage note payable, which are included in the historical financial information from the date of the respective transactions.

On June 30, 2010, the Company acquired a 100% fee interest in the Renton Distribution Center located in the Kent Valley submarket of Seattle, Washington. The Renton Distribution Center consists of approximately 127,000 square feet of rentable area. The total aggregate acquisition cost was $12.6 million, exclusive of additional transfer taxes, due diligence and closing costs. Prior to our acquisition of the Renton Distribution Center, it was owner-occupied, and our current tenant, DHL Global Forwarding, was not a prior tenant. Therefore, prior period financial statements for the Renton Distribution Center as a rental property are not available, and pro forma financial information regarding the property’s operations and regarding the financing secured by the property has not been included in the accompanying pro forma condensed consolidated statements of operations.

The Renton Distribution Center is 100% leased to DHL Global Forwarding. A portion of the lease commenced on July 1, 2010, and the remainder of the lease began in December 2010 and will expire in October 2020 and contains two consecutive three-year renewal options. The lease provides for the rent to escalate periodically with average annual lease payments of approximately $1.1 million during the primary lease term. DHL Global Forwarding is responsible, subject to certain exceptions, for the operating expenses incurred in the operation and maintenance of the Renton Distribution Center. In addition, per the terms of the lease, Deutsche Post AG, the parent of DHL Global Forwarding, has executed a guaranty of any and all amounts due under the lease, up to an aggregate maximum amount which will be reduced incrementally for each year of the lease.

On August 25, 2010, the Company acquired a 100% fee interest in three buildings located in the Bell Gardens Industrial Park in Los Angeles County, California, aggregating approximately 263,000 square feet on 11.5 acres (“Bell Gardens”). The total aggregate acquisition cost of Bell Gardens was approximately $15.5 million, exclusive of additional transfer taxes, due diligence and closing costs. The Company funded the acquisition using proceeds from its public offering of common stock.

On September 1, 2010, the Company acquired a 100% fee interest in one building located in the Bayside Business Park in the San Francisco Bay Area of California, aggregating approximately 246,000 square feet on 10.4 acres, and a 100% fee interest in three buildings located in the Pinole Point Business Park in the San Francisco Bay Area of California, aggregating approximately 475,000 square feet on 30.0 acres (collectively the “Bay Area Portfolio).” The total aggregate acquisition cost of the Bay Area Portfolio was approximately $60.0 million, exclusive of additional transfer taxes, due diligence and closing costs. The Company funded the acquisition using proceeds from its public offering of common stock and debt financing.

On September 30, 2010, the Company acquired a 100% fee interest in 13 buildings located in the Northeast submarket of Portland, Oregon, aggregating approximately 475,000 square feet on 29.9 acres (collectively the “Portland Portfolio”). The total aggregate acquisition cost of the Portland Portfolio was approximately $28.0 million, exclusive of additional transfer taxes, due diligence and closing costs. The Company funded the acquisition using proceeds from its public offering of common stock and debt financing.

On November 1, 2010, the Company acquired a 100% fee interest in two buildings located in the Suwanee Pointe submarket of Atlanta, Georgia, aggregating approximately 232,000 square feet on 16.9 acres (collectively “Suwanee Point”). The total aggregate acquisition cost of the Suwanee Point buildings was approximately $14.2 million, exclusive of additional transfer taxes, due diligence and closing costs. The Company funded the acquisition using proceeds from its public offering of common stock and debt financing.

On December 29, 2010, the Company acquired a 100% fee interest in one building located in the Inland Empire metropolitan area of Perris, California, aggregating approximately 1.3 million square feet on 60.2 acres (the “Inland Empire Indian Avenue Distribution Center”). The total aggregate acquisition cost of the Inland Empire Indian Avenue Distribution Center was approximately $80.0 million, exclusive of transfer taxes, due diligence, and other closing costs. The Company funded the acquisition using proceeds from its public offering and debt financing.

On December 30, 2010, the Company acquired a 100% fee interest in one building located in the Brandon Woods Business Park located in the Port of Baltimore, Maryland, aggregating approximately 274,000 square feet on 11.9 acres (the “Brandon Woods Distribution Center”). The total aggregate acquisition cost of the Brandon Woods Distribution Center was approximately $16.1 million, exclusive of transfer taxes, due diligence, and other closing costs. The Company funded the acquisition using proceeds from its public offering and debt financing.

On January 19, 2011, the Company acquired a 100% fee interest in two buildings located in the Pinnacle Industrial Center in Dallas, Texas aggregating approximately 575,000 square feet on 36.2 acres (“Rock Quarry 1 and 2”). The total aggregate acquisition cost of Rock Quarry 1 and 2 was approximately $25.7 million, exclusive of additional transfer taxes, due diligence, and other closing costs. The Company funded these acquisitions using proceeds from its public offering.

On January 19, 2011, the Company acquired a 100% fee interest in one industrial building located in the Madison Business Center in Tampa, Florida aggregating approximately 147,000 square feet on 8.9 acres (the “Eagle Falls Distribution Center”). The total aggregate acquisition cost of the Eagle Falls Distribution Center was approximately $10.7 million, exclusive of additional transfer taxes, due diligence, and other closing costs. The Company funded these acquisitions using proceeds from its public offering.

On January 27, 2011, the Company acquired a 100% fee interest in one industrial building located in Hagerstown, Maryland aggregating approximately 824,000 square feet on 70.3 acres (the “Hagerstown Distribution Center”). The total aggregate acquisition cost of the Hagerstown Distribution Center was approximately $41.2 million, exclusive of additional transfer taxes, due diligence, and other closing costs. The Company funded the acquisition using proceeds from its public offering and debt financing.

On June 17, 2011, the Company acquired a 100% fee interest in two industrial buildings and a 100% leasehold interest in a third industrial building, aggregating approximately 2.0 million square feet on 143.2 acres. The buildings are located in Atlanta, Georgia; York, Pennsylvania; and Houston, Texas (collectively referred to as the “Regional Distribution Portfolio”). The total aggregate purchase price was approximately $111.8 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company funded the acquisition using proceeds from its public offering of common stock and debt financing.

On June 24, 2011, under the terms of a definitive agreement to acquire a 100% fee interest in nine industrial buildings aggregating approximately 1.4 million square feet on 108.8 acres located in Chicago, Illinois which the Company refers to herein as the “Chicago Industrial Portfolio,” the Company acquired six of the nine industrial buildings of the Chicago Industrial Portfolio aggregating approximately 1.1 million square feet on 84.8 acres. The total aggregate purchase price of this completed portion of the Chicago Industrial Portfolio was approximately $80.5 million.

On August 4, 2011, the Company completed the acquisition of one of the remaining industrial buildings in the Chicago Industrial Portfolio, aggregating approximately 82,000 square feet on 4.5 acres. The total aggregate purchase price of this completed portion of the Chicago Industrial Portfolio was approximately $6.4 million.

On August 25, 2011, the Company completed the acquisition of one of the remaining industrial buildings in the Chicago Industrial Portfolio, aggregating approximately 145,000 square feet on 9.5 acres. The total aggregate purchase price of this completed portion of the Chicago Industrial Portfolio was approximately $9.6 million. The Company expects to complete the acquisition of the remaining building of the Chicago Industrial Portfolio during the third quarter of 2011. The Company will provide the required financial information for the final property within the Chicago Industrial Portfolio during the third quarter 2011.

The Company entered into the following financing transactions prior to June 30, 2011, and these transactions are included in the historical condensed consolidated unaudited balance sheet as of June 30, 2011: (i) $7.6 million mortgage note payable secured by the Renton Distribution Center on August 31, 2010; (ii) $30.0 million mortgage note payable secured by the Bay Area Portfolio on September 1, 2010; (iii) $9.4 million mortgage note payable secured by Bell Gardens on September 30, 2010; (iv) $17.3 million mortgage note payable secured by the Portland Portfolio on September 30, 2010; (v) $7.8 million mortgage note payable secured by Suwanee Point on November 1, 2010; (vi) $45.0 million mortgage note payable secured by the Inland Empire Indian Avenue Distribution Center on December 29, 2010; (vii) $9.0 million mortgage note payable secured by the Brandon Woods Distribution Center on December 30, 2010; (viii) $12.4 million mortgage note payable secured by the Rock Quarry 1 and 2 on January 19, 2011; (ix) $6.2 million mortgage note payable secured by the Eagle Falls Distribution Center on January 19, 2011; (x) $23.4 million mortgage note payable secured by the Hagerstown Distribution Center on January 27, 2011; (xi) $66.9 million mortgage note payable secured by the Regional Distribution Portfolio; and (xii) $43.1 million mortgage note payable secured by the six industrial buildings in the Chicago Industrial Portfolio that closed on June 24, 2011.

The Company also entered into the following financing transactions (the “Subsequent Financing Transactions”) after June 30, 2011: (i) assumption of a $6.2 million mortgage note payable secured by the industrial building in the Chicago Industrial Portfolio that closed on August 4, 2011; and (ii) assumption of a $6.3 million mortgage note payable secured by the industrial building in the Chicago Industrial Portfolio that closed on August 25, 2011. These mortgage notes payable were assumed from the sellers of the Chicago Industrial Portfolio acquisitions that were completed on August 4, 2011 and August 25, 2011.

The unaudited pro forma condensed consolidated financial statements have been prepared by our management based upon our historical financial statements and certain historical financial information of the acquired properties. These pro forma statements may not be indicative of the results that actually would have occurred if these transactions had been in effect on the dates indicated, nor do they purport to represent our future financial results. The accompanying unaudited pro forma condensed consolidated statements of operations do not contemplate certain amounts that are not readily determinable, such as additional general and administrative expenses that are probable, or interest income that would be earned on cash balances.

INDUSTRIAL INCOME TRUST INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2011

(Unaudited)

(dollars in thousands)	Company Historical (1)	Acquisition Transactions (2)		Financing Transactions		Consolidated Pro Forma
ASSETS
Investment in property, net	$647,995	$16,007		$—		$664,002
Cash and cash equivalents	18,951	(3,544)		58,370	(3)	73,777
Restricted cash	903	—		—		903
Deferred financing costs	3,767	49		—		3,816
Other assets, net	12,876	—		—		12,876

Total Assets	$684,492	$12,512		$58,370		$755,374

LIABILITIES AND EQUITY
Liabilities
Accounts payable and other accruals	$6,028	$2,122		$—		$8,150
Debt	368,641	12,495	(4)	—		381,136
Tenant prepaids and security deposits	3,718	—		—		3,718
Due to affiliates	6,651	—		—		6,651
Distributions payable	4,969	—		—		4,969
Intangible lease liabilities, net	681	17		—		698
Other liabilities	25	—		—		25

Total Liabilities	390,713	14,634		—		405,347

Equity
Preferred stock	—	—		—		—
Common stock, $0.01 par value	373	—		66	(3)	439
Additional paid-in capital	326,221	—		58,304	(3)	384,525
Accumulated deficit and other accumulated comprehensive loss	(32,816)	(2,122)		—		(34,938)

Total Stockholders’ Equity	293,778	(2,122)		58,370		350,026
Noncontrolling interests	1	—		—		1

Total Equity	293,779	(2,122)		58,370		350,027

Total Liabilities and Equity	$684,492	$12,512		$58,370		$755,374

The accompanying notes are an integral part of this pro forma condensed consolidated financial statement.

INDUSTRIAL INCOME TRUST INC.

NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

(1)	Reflects our historical condensed consolidated balance sheet as of June 30, 2011. Please refer to our historical consolidated financial statements and notes thereto included in our Quarterly Report on Form 10-Q, filed with the SEC on August 11, 2011.

(2)	Subsequent to June 30, 2011, we acquired two buildings comprising approximately 227,000 square feet on 14.0 acres. These buildings are part of the Chicago Industrial Portfolio, which contains a total of nine buildings. Six of the nine buildings were acquired prior to June 30, 2011, and the remaining building is expected to close during the third quarter 2011. The purchase price of the two buildings acquired after June 30, 2011, was approximately $16.0 million, exclusive of additional transfer taxes, due diligence and other closing costs. The following table sets forth the preliminary purchase price allocations of the acquired properties:

Acquisition (dollars in thousands)	Acquisition Date	Land	Buildings	Intangible Lease Assets	Intangible Lease Liabilities	Contract Purchase Price
Chicago Industrial Portfolio	August 4, 2011	$611	$5,184	$612	$(17)	$6,390
Chicago Industrial Portfolio	August 25, 2011	2,069	5,981	1,550	—	9,600

Total		$2,680	$11,165	$2,162	$(17)	$15,990

These acquisitions were financed using proceeds from our offering of common stock and debt financing. We utilized approximately $3.5 million of net offering proceeds to fund the acquisitions; the remaining $12.5 million of the purchase price of these properties was obtained through the assumption of loan agreements, as further described in Note 4. We incurred approximately $2.2 million in acquisition costs related to these acquisitions.

(3)	Cash and cash equivalents of $58.4 million under financing transactions consist of proceeds from our common stock offering. Since June 30, 2011, we have issued approximately 6.6 million shares of common stock through August 26, 2011. This resulted in gross common stock offering proceeds received, from July 1, 2011 through August 26, 2011, of $65.0 million, less offering costs of $6.6 million. Offering costs consist principally of registration, printing and selling costs, including commissions. Dividends which may have been paid or payable on the pro forma additional common stock offering proceeds have not been reflected in the pro forma balance sheet.

(4)	Subsequent to June 30, 2011, we assumed financing arrangements for approximately $12.5 million of mortgage notes payable in connection with the acquisitions described in Note 2. We have capitalized approximately $49,000 of costs associated with assuming these financing arrangements; these costs will be amortized over the expected term of the financing arrangements. The following table sets forth the key terms of these financing arrangements:

Property Debt Secured By (dollars in thousands)	Assumption Date (a)	Maturity Date	Interest Rate	Amount Financed
Chicago Industrial Portfolio	August 4, 2011	June 5, 2017	5.61%	$6,150
Chicago Industrial Portfolio	August 25, 2011	July 11, 2016	6.24%	6,345

Total				$12,495

(a)	These loans were assumed from the sellers of the Chicago Industrial Portfolio acquisitions that were completed on August 4, 2011 and August 25, 2011.

INDUSTRIAL INCOME TRUST INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2010

(Unaudited)

(dollars in thousands, except per share data)	Company Historical (1)	Acquisitions (2)	Pro Forma Adjustments		Consolidated Pro Forma
Revenues:
Rental revenues	$4,104	$39,225	$(2,175)	(3)	$41,154

Total revenues	4,104	39,225	(2,175)		41,154

Operating expenses:
Rental expenses	994	8,762	—		9,756
Organization expenses	2	—	—		2
Real estate depreciation and amortization expense	1,577	—	19,021	(3)	20,598
General and administrative expenses	1,899	—	—		1,899
Asset management fees, related party	428	—	3,627	(4)	4,055
Acquisition-related expenses, related party	4,527	—	(4,527)	(3)	—
Acquisition-related expenses	1,914	—	(1,914)	(3)	—

Total operating expenses	11,341	8,762	16,207		36,310

Interest (expense) income and other	(988)	—	(13,178)	(5)	(14,166)

Net loss	(8,225)	30,463	(31,560)		(9,322)

Net loss attributable to noncontrolling interests	—	—	—		—

Net loss attributable to common stockholders	$(8,225)	$30,463	$(31,560)		$(9,322)

Weighted average shares outstanding	4,738				43,908	(6)

Net loss per common share - basic and diluted	$(1.74)				$(0.21)

The accompanying notes are an integral part of this pro forma condensed consolidated financial statement.

INDUSTRIAL INCOME TRUST INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2011

(Unaudited)

(dollars in thousands, except per share data)	Company Historical (1)	Acquisitions (2)	Pro Forma Adjustments		Consolidated Pro Forma
REVENUE
Rental revenue	$17,150	$9,145	$(684)	(3)	$25,611

Total Revenue	17,150	9,145	(684)		25,611

OPERATING EXPENSES
Rental expenses	3,642	1,889	—		5,531
Organization expenses	—	—	—		—
Real estate depreciation and amortization expense	6,325	—	4,739	(3)	11,064
General and administrative expenses	1,607	—	—		1,607
Asset management fees, related party	1,651	—	705	(4)	2,356
Acquisition-related expenses, related party	7,068	—	(7,068)	(3)	—
Acquisition-related expenses	4,661	—	(4,661)	(3)	—

Total Expenses	24,954	1,889	(6,285)		20,558

Interest (expense) income and other	(4,950)	—	(3,057)	(5)	(8,007)

Net loss	(12,754)	7,256	2,544		(2,954)

Net loss attributable to noncontrolling interests	—	—	—		—

Net loss attributable to common stockholders	$(12,754)	$7,256	$2,544		$(2,954)

Weighted average shares outstanding	26,346				43,908	(6)

Net loss per common share - basic and diluted	$(0.48)				$(0.07)

The accompanying notes are an integral part of this pro forma condensed consolidated financial statement.

INDUSTRIAL INCOME TRUST INC.

NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2010 AND FOR THE

SIX MONTHS ENDED JUNE 30, 2011

(Unaudited)

(1)	Reflects our historical condensed consolidated statements of operations for the year ended December 31, 2010, and for the six months ended June 30, 2011. Please refer to our historical consolidated financial statements and notes thereto included in our Annual Report on Form 10-K filed with the SEC on February 25, 2011, and our Quarterly Report on Form 10-Q filed with the SEC on August 11, 2011.

(2)	The tables below set forth the incremental impact of the following properties acquired by us on rental revenue and rental expense. The amounts presented are based on the historical operations of the properties and management’s estimates. Included in rental revenue is base rent, presented on a straight-line basis. The straight-line rent adjustment resulted in an increase to rental income of approximately $2.8 million and $1.3 million for the year ended December 31, 2010, and for the six months ended June 30, 2011, respectively. Included in reimbursement and other revenue are rental expense recoveries and other revenues. The amounts presented for rental expense include: (i) operating expenses, (ii) insurance expense, and (iii) property management fees.

Revenue Impact: (dollars in thousands)	Acquisition Date	For the Six Months Ended June 30, 2011		For the Year Ended December 31, 2010
Acquisition		Incremental Rental Revenue	Incremental Reimbursement Revenue	Incremental Rental Revenue	Incremental Reimbursement Revenue
Bell Gardens	August 25, 2010	$—	$—	$896	$146
Bay Area Portfolio	September 1, 2010	—	—	2,738	935
Portland Portfolio	September 30, 2010	—	—	2,204	600
Suwanee Point	November 1, 2010	—	—	903	183
Inland Empire Indian Avenue Distribution Center	December 29, 2010	—	—	6,426	1,674
Brandon Woods Distribution Center	December 30, 2010	—	—	1,449	173
Rock Quarry 1 and 2	January 19, 2011	74	32	2,069	434
Eagle Falls Distribution Center	January 19, 2011	27	20	1,034	280
Hagerstown Distribution Center	January 27, 2011	192	—	3,168	576
Regional Disbribution Porfolio	June 17, 2011	4,626	656	6,091	1,135
Chicago Industrial Portfolio	(a)	2,737	781	4,779	1,332

Total		$7,656	$1,489	$31,757	$7,468

(a)	The Chicago Industrial Portfolio is closing in tranches, the first closing occurring on June 24, 2011, the second on August 4, 2011, and the third on August 25, 2011. There is one remaining building to be acquired in the portfolio, which is scheduled for later in the third quarter 2011.

Expense Impact: (dollars in thousands)	Acquisition Date	For the Six Months Ended June 30, 2011		For the Year Ended December 31, 2010
Acquisition		Incremental Rental Expense	Incremental Real Estate Taxes	Incremental Rental Expense	Incremental Real Estate Taxes
Bell Gardens	August 25, 2010	$—	$—	$85	$118
Bay Area Portfolio	September 1, 2010	—	—	305	689
Portland Portfolio	September 30, 2010	—	—	282	332
Suwanee Point	November 1, 2010	—	—	127	95
Inland Empire Indian Avenue Distribution Center	December 29, 2010	—	—	532	1,143
Brandon Woods Distribution Center	December 30, 2010	—	—	66	149
Rock Quarry 1 and 2	January 19, 2011	20	13	262	185
Eagle Falls Distribution Center	January 19, 2011	7	12	75	169
Hagerstown Distribution Center	January 27, 2011	9	12	370	275
Regional Disbribution Porfolio	June 17, 2011	359	325	720	980
Chicago Industrial Portfolio	(a)	560	572	750	1,053

Total		$955	$934	$3,574	$5,188

(a)	The Chicago Industrial Portfolio is closing in tranches, the first closing occurring on June 24, 2011, the second on August 4, 2011, and the third on August 25, 2011. There is one remaining building to be acquired in the portfolio, which is scheduled for later in the third quarter 2011.

(3)	The following table sets forth the incremental depreciation and amortization expense of the properties acquired by us. Pursuant to the purchase price allocations, building and other costs include amounts allocated to intangible in-place lease assets, above-market lease intangible assets and below-market lease intangible liabilities. The amount allocated to building will be depreciated on a straight-line basis over a period of 20 to 40 years, and the amounts allocated to intangible in-place lease assets will be amortized on a straight-line basis over the lease term. Above or below-market lease intangibles will be amortized on a straight-line basis over the lease term and included in rental revenue. The net adjustment of amortization of above and below market lease intangible assets and liabilities for the year ended December 31, 2010, resulted in a net decrease to rental revenue of approximately $2.2 million. The net adjustment of amortization of above and below market lease intangible assets and liabilities for the six months ended June 30, 2011, resulted in a net decrease to rental revenue of approximately $0.7 million. In addition, for the year ended December 31, 2010 and for the six months ended June 30, 2011, we had incurred acquisition costs of approximately $6.4 million and $11.7 million, respectively, related to property acquisitions. These acquisition costs have been excluded from the presentation of the pro forma statement of operations as these costs were directly attributable to property acquisition transactions and are not recurring in nature.

	Acquisition Date	For the Six Months Ended June 30, 2011		For the Year Ended December 31, 2010
Acquisition (dollars in thousands)		Incremental Depreciation and Amortization Expense	Incremental Amortization of Above/Below Market Lease Intangibles, net	Incremental Depreciation and Amortization Expense	Incremental Amortization of Above/Below Market Lease Intangibles, net
Bell Gardens	August 25, 2010	$—	$—	$275	$93
Bay Area Portfolio	September 1, 2010	—	—	1,243	104
Portland Portfolio	September 30, 2010	—	—	1,678	64
Suwanee Point	November 1, 2010	—	—	543	102
Inland Empire Indian Avenue Distribution Center	December 29, 2010	—	—	2,788	231
Brandon Woods Distribution Center	December 30, 2010	—	—	453	(5)
Rock Quarry 1 and 2	January 19, 2011	92	7	1,102	88
Eagle Falls Distribution Center	January 19, 2011	26	16	317	193
Hagerstown Distribution Center	January 27, 2011	138	(2)	1,657	(21)
Regional Disbribution Porfolio	June 17, 2011	2,203	135	4,406	270
Chicago Industrial Portfolio	(a)	2,280	528	4,559	1,056

Total		$4,739	$684	$19,021	$2,175

(a)	The Chicago Industrial Portfolio is closing in tranches, the first closing occurring on June 24, 2011, the second on August 4, 2011, and the third on August 25, 2011. There is one remaining building to be acquired in the portfolio, which is scheduled for the third quarter 2011.

(4)	Asset management fees were calculated as though the properties acquired by us during 2010 and 2011 had been managed by Industrial Income Advisors, LLC, our Advisor, since January 1, 2010. The management fee consists of a monthly fee of one-twelfth of 0.80% of the aggregate cost (including debt, whether borrowed or assumed) before non-cash reserves and depreciation of each real property asset within our portfolio.

(5)	We have entered into financing arrangements for approximately $290.4 million of mortgage notes payable. Interest expense presented was calculated based on the terms of the mortgage notes payable as of June 30, 2011. The following table sets forth the calculation for the pro forma adjustments as if these financings were outstanding as of January 1, 2010:

Issuance Date (dollars in thousands)	Maturity Date	Interest Rate			Amount Financed	Estimated Incremental Interest Expense
						For the Six Months Ended June 30, 2011	For the Year Ended December 31, 2010
August 31, 2010	September 1, 2015	4.16%	(a	)	$7,560	(b)	(b)
September 30, 2010	October 1, 2020	4.95%			9,350	—	345
September 1, 2010	September 1, 2017	4.31%			30,000	—	858
September 30, 2010	October 1, 2020	4.95%			17,250	—	637
November 1, 2010	November 1, 2020	4.90%			7,750	—	315
December 29, 2010	December 29, 2020	5.68%			45,000	—	2,577
December 30, 2010	December 30, 2020	5.68%			9,000	—	518
January 27, 2011	November 1, 2020	4.81%			12,400	49	592
January 27, 2011	November 1, 2020	4.81%			6,160	24	294
January 27, 2011	November 1, 2020	4.81%			23,440	93	1,120
June 17, 2011	July 1, 2021	4.70%			66,869	1,501	3,143
June 24, 2011	July 1, 2021	4.70%			43,131	1,014	2,027
August 4, 2011	June 5, 2017	5.61%			6,150	176	351
August 25, 2011	July 11, 2016	6.24%			6,345	200	401

Total					$290,405	$3,057	$13,178

(a)	This loan bears interest at a variable interest rate based on one-month LIBOR plus 2.50%. In order to protect against fluctuations in LIBOR, in conjunction with this loan agreement, the Company entered into a five year, LIBOR-based interest rate swap agreement with Wells Fargo as the counterparty. As of June 30, 2011, the interest rate on the loan was effectively fixed at 4.155% for the full term as a result of the swap transaction.
(b)	Estimated interest expense for this financing arrangement was excluded from the pro forma statement of operations as it is secured by the Renton Distribution Center. Prior to our acquisition of the Renton Distribution Center, it was owner-occupied, and our current tenant, DHL Global Forwarding, was not a prior tenant. Therefore, prior period financial statements for the Renton Distribution Center as a rental property are not available, and pro forma financial information regarding the property’s operations and regarding the financing secured by the property has not been included.

(6)	The pro forma weighted average shares of common stock outstanding for the year ended December 31, 2010, and for the six months ended June 30, 2011, were calculated to reflect all shares sold through August 26, 2011, as if they had been issued on January 1, 2010.